UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN CONSENT STATEMENT

SCHEDULE 14A INFORMATION

Consent Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant   ☒

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☐           Preliminary Consent Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Consent Statement

☒          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

ZORAN CORPORATION
(Name of Registrant as Specified in Its Charter)

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD
COWEN OVERSEAS INVESTMENT LP
RAMIUS ADVISORS, LLC
RAMIUS VALUE AND OPPORTUNITY ADVISORS LLC
RAMIUS LLC
COWEN GROUP, INC.
RCG HOLDINGS LLC
C4S & CO., L.L.C.
PETER A. COHEN
MORGAN B. STARK
JEFFREY M. SOLOMON
THOMAS W. STRAUSS
JON S. CASTOR
DALE FULLER
THOMAS LACEY
JEFFREY MCCREARY
JEFFREY C. SMITH
EDWARD TERINO

(Name of Persons(s) Filing Consent Statement, if Other Than the Registrant)

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Ramius Value and Opportunity Master Fund Ltd, together with the other participants named herein (collectively, “Ramius”), has made a definitive filing with the Securities and Exchange Commission of a consent statement and an accompanying WHITE consent card to be used to solicit consents from stockholders of Zoran Corporation, a Delaware corporation (“Zoran”), for the removal of six current directors of Zoran and the election of Ramius’ six nominees.

Item 1:  On February 28, 2011, Ramius issued the following press release:

Glass Lewis & Co Supports Change to the Zoran Board of Directors

Follows Recent ISS Recommendation for Change to the Zoran Board

States that there is Ample Evidence to Doubt the Strategic Actions that the Board has Taken

Believes that the Board is Using the Proposed Merger with CSR as a way to Escape Culpability for the Missteps that the Company has Taken

Recommends Zoran Shareholders Vote Ramius' WHITE Consent Card to Remove and Replace Zoran's Current Chairman of the Board

NEW YORK, Feb. 28, 2011 -- Ramius Value and Opportunity Advisors LLC, a subsidiary of Ramius LLC (collectively, "Ramius"), today announced that Glass Lewis & Co., a leading independent proxy voting advisory firm, has recommended that shareholders of Zoran Corporation (Nasdaq:ZRAN) consent on Ramius' WHITE card to remove Zoran's chairman of the Board, Uzia Galil, and elect Ramius nominee Jon Castor.

Ramius urges all shareholders of record as of January 7, 2011 to deliver their WHITE cards by the close of business on March 1, 2011 to ensure their consents are counted to remove six incumbent directors and to elect Ramius' director nominees - Jon Castor, Dale Fuller, Thomas Lacey, Jeffrey McCreary, Jeffrey Smith and Edward Terino.

In addition to Glass Lewis' recommendation to support change to Zoran's Board, ISS, the world's largest independent proxy voting advisory firm, recommended Zoran shareholders consent to remove three incumbent directors and elect three Ramius nominees including Jon Castor, Dale Fuller, and Jeffrey Smith to the Zoran Board.

Ramius is one of the largest shareholders of Zoran with beneficial ownership of 9.3% of the shares outstanding.

In its report, Glass Lewis made the following comments in support of its conclusion that change is needed on the Zoran Board:

On the Company's Poor Stock Performance and Deteriorating Financial Performance

"We see that the Company has underperformed its peers over the past three years."

"In particularly, we find that the Company's sales and earnings have significantly deteriorated over the past three years…" and "We note that the Company has recorded an operating loss and a net loss in each of the past three fiscal years."

"…perhaps the most troubling aspect appears to be the fact that the Company's average EV-to-FYE sales multiple has been trending downward over each of the past three years, as investors appear to be attributing diminishing value to the Company's business."

On the Company's Failed Business Strategy and Late Reaction

"In our view, this consistent underperformance raises serious concerns regarding the board's recent strategy and whether the board has appropriately allocated the Company's resources, particularly in light of the recent economic downturn."

"We question the timing of the efforts by the board, as it seems to us that their recent actions were more reactionary to the increasingly obvious issues plaguing the Company and the growing degree of shareholder discontent."

On the Merger with CSR

"...the board appears to have negotiated a merger transaction during a period in which the Company has traded at historically low sales and book value multiples, which may, to some extent artificially inflate the control premium being offered to Zoran shareholders.  In our view, the board appears to be using the proposed merger with CSR as a way to escape culpability for the missteps that the Company has taken over the past several years."

On Zoran's Current Board

"In this case, we believe there is ample evidence to doubt the strategic actions that the board has taken in recent years, particularly given the significant decline in the Company's sales, earnings (or lack thereof) and valuation multiples."

"Based on the issues discussed above, we believe that shareholders should vote to remove Mr. Galil, who has served as chairman of the board since 1993 and as a director of the Company since 1983.  In our view, Mr. Galil has been given ample opportunity to address these key issues but has failed to do so, particularly in recent years."

"We note that the Company had a history of repricing stock options during periods in which Mr. Galil served on the compensation committee..."

Ramius Partner Managing Director Jeffrey C. Smith stated, "Glass Lewis' recommendation marks the second proxy advisory firm in the past week to support change to the Zoran Board.  The Glass Lewis report further validates our view that the current Board may be using the proposed merger with CSR as a way to escape culpability for the Company's missteps over the past several years."

Concluded Smith, "We thank shareholders who have already voted the WHITE card in support of change to the Zoran Board.  We urge all other shareholders who have not yet consented to return the WHITE card no later than the close of business on March 1, 2011 to ensure their consents are counted."

If you have any questions, require assistance with submitting your WHITE consent card, or need additional copies of the proxy materials, please contact:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022

Shareholders Call Toll-Free at: (877) 717-3898
Banks and Brokers Call Collect at: (212) 750-5833

ABOUT RAMIUS LLC

Ramius LLC is a registered investment advisor that manages assets in a variety of alternative investment strategies. Ramius LLC is headquartered in New York with offices located in London, Luxembourg, Tokyo and Munich.

CONTACT: Peter Feld, 212-201-4878 Gavin Molinelli, 212-201-4828

Item 2:  On February 28, 2011, Innisfree M&A Incorporated delivered the following communication to shareholders on behalf of Ramius:

Please find attached the press release Ramius Value and Opportunity Advisors LLC issued today regarding Glass Lewis’ recent recommendation that Zoran shareholders vote on the WHITE consent card to replace the current Chairman of the Board, Uzia Galil, and elect Ramius nominee Jon Castor.

The Glass Lewis report follows the ISS recommendation last week that shareholders support Ramius’ call for change at Zoran by voting the WHITE consent card.

If you have any questions, or would like to discuss the consent solicitation further, please call Ramius: Peter Feld (212 201 4878) or Gavin Molinelli (212 201 4828).

PLEASE NOTE THAT RAMIUS IS TARGETING THE CLOSE OF BUSINESS ON MARCH 1, 2011 AS THE DATE ON WHICH IT WILL DELIVER TO ZORAN WRITTEN CONSENTS.  WE URGE YOU TO ACT NOW BY INSTRUCTING A VOTE ON THE WHITE CONSENT CARD TO ENSURE YOUR CONSENTS ARE DELIVERED ON TIME.

If you need any assistance in voting your shares, please call me at the number shown below.

Arthur B. Crozier
501 Madison Avenue
New York NY 10022
212 750 5837
acrozier@innisfreema.com